Exhibit 10.34
REVOLVING CREDIT NOTE

$35,000,000.00	February 17, 2010

This Revolving Credit Note (this “Revolving Credit Note”) is executed and delivered pursuant to the terms of that certain Credit Agreement dated as of February 17, 2010 (together with all extensions, renewals, amendments, modifications, supplements, substitutions or replacements the “Credit Agreement”) by and between ULTRALIFE CORPORATION, a Delaware corporation (“Ultralife”), McDOWELL RESEARCH CO., INC., a Delaware corporation (“McDowell”), REDBLACK COMMUNICATIONS, INC., a Maryland corporation (“RedBlack Communications”), and STATIONARY POWER SERVICES, INC., a Florida corporation (“Stationary Power Services”, and together with Ultralife, McDowell and RedBlack Communications, each individually a “Borrower” and collectively, the “Borrowers”), and RBS BUSINESS CAPITAL, a division of RBS Asset Finance, Inc., a New York corporation (the “Lender”).
FOR VALUE RECEIVED, the Borrowers hereby promise to pay to the Lender, on February 17, 2013, the lesser of (i) the principal sum of THIRTY FIVE MILLION DOLLARS ($35,000,000.00) or (ii) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrowers pursuant to the Credit Agreement. The Borrowers further promise to pay to the order of the Lender interest on the unpaid principal amount of this Revolving Credit Note from time to time outstanding at the rate or rates per annum determined pursuant to, or otherwise provided in, the Credit Agreement and with such amounts being payable on the dates set forth, or as otherwise provided in, the Credit Agreement.
All payments and prepayments to be made in respect of principal, interest or other amounts due from the Borrowers under this Revolving Credit Note shall be payable at 12:00 noon, New York time, on the day when due. Such payments shall be made to the Lender at its office located at 525 William Penn Place, Mailstop 153-2470, Pittsburgh, PA 15219, or at such other place as Lender may designate in writing to the Administrative Borrower, in lawful money of the United States of America in immediately available funds without setoff, counterclaim or other deduction of any nature. The Borrowers expressly waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.
If any payment of principal or interest under this Revolving Credit Note becomes due on a day which is a Saturday, Sunday or other day on which lending institutions are authorized or obligated to close in Pittsburgh, Pennsylvania, such payment will be made on the next following business day on which the Lender is open for business and such extension of time will be included in computing interest in connection with such payment.
This Revolving Credit Note is the “Revolving Credit Note” referred to in, and is entitled to the benefits of, the Credit Agreement. This Revolving Credit Note is secured by, and is entitled to the benefits of, certain other Loan Documents. Capitalized terms used in this Revolving Credit Note which are defined in the Credit Agreement have the meanings assigned to them in the Credit Agreement unless otherwise expressly defined in this Revolving Credit Note.

This Revolving Credit Note is governed by, and will be construed and enforced in accordance with, the laws of the State of New York without regard to principles of conflicts of law in the State of New York. The Borrower consents to the exclusive jurisdiction and venue of the Federal and State courts located in Erie County, New York with respect to any suit arising out of or relating to this Revolving Credit Note.
IN WITNESS WHEREOF, and intending to be legally bound, the Borrower has executed, issued and delivered this Revolving Credit Note as of the day and year first above written.

ATTEST:	ULTRALIFE CORPORATION

/s/ Peter F. Comerford Secretary	By:	/s/ Philip A. Fain Philip A. Fain, Chief Financial Officer

[CORPORATE SEAL]

ATTEST:	McDOWELL RESEARCH CO., INC.

/s/ Peter F. Comerford Secretary	By:	/s/ Philip A. Fain Philip A. Fain, Treasurer

[CORPORATE SEAL]

ATTEST:	REDBLACK COMMUNICATIONS, INC.

/s/ Peter F. Comerford Secretary	By:	/s/ Philip A. Fain Philip A. Fain, Treasurer

[CORPORATE SEAL]

ATTEST:	STATIONARY POWER SERVICES, INC.

/s/ Peter F. Comerford Secretary	By:	/s/ Philip A. Fain Philip A. Fain, President

[CORPORATE SEAL]